UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2013

BroadSoft, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34777	52-2130962
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9737 Washingtonian Boulevard, Suite 350

Gaithersburg, Maryland 20878

(Address of principal executive offices)

(301) 977-9440

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Paul Magelli as a Director of the Company

On January 25, 2013 (the “Effective Date”), the Board of Directors of BroadSoft, Inc. (the “Company”) appointed Mr. Paul Magelli as a director of the Company. Mr. Magelli’s term will expire at the 2015 Annual Meeting of Stockholders. There is no arrangement or understanding between Mr. Magelli and any other person pursuant to which he was selected as a director.

Mr. Magelli, age 50, has been Chief Executive Officer of Pervasive Health, Inc., a private healthcare information technology company, since January 2012. Prior to joining Pervasive Health, Mr. Magelli was head of Customer Insight & Experience at Nokia Siemens Networks from February 2008 until September 2011. Mr. Magelli was Chief Executive Officer of Apertio, Ltd., a global mobile telecommunications infrastructure company based in Bristol, England from its founding in 2002 through its acquisition by Nokia Siemens Networks in February 2008. Prior to Apertio, Mr. Magelli held various senior management roles in Europe and the United States with Lucent Technologies and AT&T. Additionally, Mr. Magelli currently serves on the board of directors of the following private companies: Velocent Systems, Inc. and Vasona Networks, Inc.

Mr. Magelli will be compensated in accordance with the Company’s non-employee director compensation policy in effect from time to time. Based on the Company’s current policy, Mr. Magelli will receive an annual grant of restricted stock units (“RSUs”) covering a number of shares of common stock having a value, as of the date of grant, equal to $40,000 (prorated for the period between the Effective Date and December 31, 2013, based on the number of days in such period divided by 365) which will vest on a quarterly basis. Mr. Magelli will also receive, on a pro-rata basis, an annual cash retainer of $40,000, paid in quarterly installments at the end of each quarter, and subject to the terms of the policy, he will have the ability to elect to receive 100%, 50% or 0% of his annual cash retainer in the form of additional RSUs. The Company will also reimburse Mr. Magelli for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors. Additionally, as of the Effective Date, Mr. Magelli was appointed to the Nominating and Corporate Governance Committee of the Board of Directors. For service on such committee, he will receive an annual cash retainer of $5,000, paid in quarterly installments at the end of each quarter.

On January 29, 2013, the Company issued a press release announcing the appointment of Mr. Magelli to the Board of Directors of the Company. A copy of this press release is filed as Exhibit 99.1 to this Current Report.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99.1	Press release dated January 29, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADSOFT, INC.

Date: January 29, 2013	By:	/s/ Mary Ellen Seravalli
		Name:	Mary Ellen Seravalli
		Title:	Vice President and General Counsel

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated January 29, 2013